                                                                   Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT



      We consent to incorporation by reference in the registration statement on Form S-8 of National Bancshares Corporation of Texas and subsidiaries of our report dated March 20, 2000, relating to the consolidated balance sheet of National Bancshares Corporation of Texas and subsidiaries as of December 31, 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1999 annual report on Form 10-K of National Bancshares Corporation of Texas and subsidiaries


                                        /s/ KPMG, L.L.P.
                                        -------------------------------------
                                        KPMG, L.L.P.




San Antonio, Texas
October 12, 2000.












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